Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, 333-187418, 333-202673, 333-204739, 333-218397, 333-230253, and 333-251396) on Form S-8 and the registration statement (No. 333-272316) on Form S-3 of our reports dated October 10, 2023, with respect to the consolidated financial statements of Costco Wholesale Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Seattle, Washington
October 10, 2023